Exhibit 4.5

Addendum to Promissory Note Dated December 15, 2011

Pursuant to our conversation we mutually agreed to extend the due date of the note attached from March 15, 2012 to a new due date of September 17, 2012.

Not with standing any verbal agreements, all the terms and conditions of the original promissory note shall remain in full force and effect.

The "Maker", Intelligent Highway Solutions, Inc., William Devon Jones and Philip Darcy Kirkland shall continue to make interest payments monthly to the "Payee" and S5,000.00 toward the principal balance to O.K. and B., a California general partnership.

By:	/s/ Devon Jones	Dated:	3-15-12
Devon Jones, Chief Executive Officer
Intelligent Highway Solutions, Inc.

AMENDMENT TO NOTE

WHEREAS, O.K. AND B., a California General Partnership, referred to as Holder, loaned One Hundred Thousand and NO/100 Dollars ($100,000.00) to INTELLIGENT HIGHWAY SOLUTIONS, INC., A Nevada Corporation, WILLIAM DEVON JONES and PHILIP DARCY KIRKLAND, collectively referred to as Maker, as evidenced by the Promissory Note attached as Exhibit "A" ("Note") dated December 15, 2011, and

WHEREAS, the Borrower requested that the Maturity Date of the Note be extended; and

AND, WHEREAS, the parties desire to amend the Note on the terms and conditions set forth herein.

AGREEMENT

THEREFORE, in consideration of the covenants and agreements contained herein, the Maker and Holder agree as follows:

1.	Defined Terms. Capitalized terms not otherwise defined herein shall have the meanings set forth in the Note.

2.	Modification of Maturity Date. The Parties agree that the Maturity Date of the Note shall be extended to September 15, 2013.

3.	Payments. Commencing November 1, 2012, monthly payments in the amount of $2,000.00 shall be due and payable on the first day of each calendar month.

4.	Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together constitute one and the same instrument.

[SIGNATURES LOCATED ON FOLLOWING PAGE]

Signed and sealed this 3rd day of October,, 2012.

INTELLIGENT HIGHWAY SOLUTIONS, INC.
A Nevada Corporation.

By:	/s/ William Devon Jones
Name: William Devon Jones
Title: Chief Executive Officer

/s/ William Devon Jones		/s/ Philip Darcy Kirkland
William Devon Jones		Philip Darcy Kirkland

APPROVED:

O.K. AND B.,
A California General Partnership

By:
Name:
Title